Third Quarter 2013 Earnings Review November 6, 2013 Exhibit 99.2

This presentation contains certain forward-looking statements regarding various oil and gas discoveries, oil and gas exploration, development and production activities, anticipated and potential production and flow rates; anticipated revenues; the economic potential of properties and estimated exploration costs.
Accuracy of the projections depends on assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments. Endeavour cautions readers that it assumes no obligation to update or publicly release any revisions to the projections in this presentation and, except to the extent required by applicable law, does not intend to update or otherwise revise the projections. Important factors that might cause future results to differ from these projections include: variations in the market prices of oil and natural gas; drilling results; access to equipment and oilfield services; unanticipated fluctuations in flow rates of producing wells related to mechanical, reservoir or facilities performance; oil and natural gas reserves expectations; the ability to satisfy future cash obligations and environmental costs; and general exploration and development risks and hazards.
The Securities and Exchange Commission permits oil and gas companies in their filings with the SEC to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. SEC guidelines prohibit the use in filings of terms such as “probable,” “possible,” P2 or P3 and
“non-proved” reserves, reserves “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques.  These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to greater risk of being actually realized by the company. Certain statements should be regarded as “forward-looking”
statements within the meaning of the securities laws. These statements speak only as of the date made.
Such statements are subject to assumptions, risk and uncertainty. Actual results or events may vary materially.  The estimates of recoverable resources per well and completed well costs included herein are based upon other typical results in these shale plays and may not be indicative of actual results.

2013 Third Quarter – Operational/Financial
The West Rochelle well (W1) achieved first production in October
The East Rochelle well (E2) has been drilled to total depth and is completed. It is expected on-line in Q4 2013
Physical Production and Sales Volumes
•
Physical production for Q3 averaged 7,980 boepd compared to 9,498 boepd during Q2
•
Q3 sales volumes averaged 4,725 barrels of oil equivalent per day (“boepd”)
•
Volumes for the quarter were impacted by the liftings schedule at the Alba field and the annual summer maintenance period
In the Pennsylvania Marcellus, Endeavour entered into a purchase and sales agreement covering 50% of its upstream and midstream assets
In August, the Company completed an expansion to the Monetary Production
Payment (MPP)
In September, the Company received a payment of $22.5 million under a
Forward Sale agreement for approximately 200,000 barrels of oil
•
The total MPP currently outstanding is $146 million, net of repayments
Results

Sales Volumes (BOE per day)
2013
Q3 Sales = 4,725
Physical production volume for the third quarter averaged 7,980 boepd vs. 9,498 boepd for Q2
Third quarter realized prices
•
Oil and condensate price = $106.82 per barrel
•
Gas price = $3.06 per Mcf
2012
Q3 Sales = 11,006
US Gas     US Oil       UK Oil UK Gas
75%
25%
80%
20%

Summary Financial Results
Revenues increased year-over-year due to the increased working interest at Alba and three wells on production at the Bacchus development
In addition to the booked Oil and Gas Revenues, the Company recorded $18.2 million in deferred revenues from the production at the Alba field during the quarter
Measure ($ in millions, except per share data)
2013 2012 2013 2012
Oil and Gas Revenues 36.9 $           83.3 $           220.7 $         121.4 $
Operating Expenses 16.4 $           24.0 $           72.0 $           34.6 $
Adjusted cash flow from Operations 20.5 $           59.3 $           148.7 $         86.8 $
Third Quarter Ending
September 30,
Nine Months Ending
September 30,

Adjusted EBITDA
Income tax expense is primarily PRT related to the Alba field
Letter of Credit fees increased year-over-year due to the reimbursement agreement issued upon the acquisition of the additional working interest in Alba
EBITDA increased year-over-year, however the increases were offset by higher interest expense,
Letter of Credit fees, DD&A and taxes
Measure ($ in millions, except per share data)
2013 2012 2013 2012
Net Income (loss) (39.9) $            (33.7) $            (67.8) $            (119.8) $
Unrealized (gain) loss on derivatives (0.9)                 1.2                  (1.2)                 2.2
Net Interest Expense 26.5                18.0                72.2                62.8
Letter of Credit Fees 7.3                  9.4                  25.8                12.4
Loss on early extinguishment of debt -                     -                     -                     21.7
Depreciation, depletion and amortization 18.6                23.8                93.5                42.3
Impairment of U.S. oil and gas properties 6.0                  11.4                9.6                  47.1
Income tax expense (benefit) (14.3)               21.5                (2.1)                 (3.4)
Adjusted EBITDA 3.3 $               51.6 $             130.0 $           65.3 $
Third Quarter Ending
September 30,
Nine Months Ending
September 30,

Adjusted Net Income (Loss)
While EBITDA was significantly higher year-over-year, these increases were offset by an increases in interest expense, Letter of Credit Fees, DD&A and PRT taxes
Measure ($ in millions, except per share data)
2013 2012 2013 2012
Net Income (loss) (39.9) $           (33.7) $           (67.8) $           (119.8) $
Impairment of U.S. oil and gas properties 6.0                 11.4               9.6                 47.1
Unrealized (gain) loss  on derivatives (net of tax) (0.9)                0.3                 (1.2)                0.1
Loss on early extinguishment of debt (next of tax) -                   -                   -                   17.8
Deferred Tax expense related to U.K. tax rate change -                   8.4                 -                   8.4
Net Income (loss) as Adjusted (34.8) $           (13.6) $           (59.4) $           (46.4) $
Weighted-average basic shares
outstanding (in millions) 47.1               46.6               47.1               41.2
Adjusted earning (loss) per basic share (0.74) $           (0.29) $           (1.26) $           (1.13) $
Third Quarter Ending
September 30,
Nine Months Ending
September 30,

Capex Update
Full year 2013 Direct Capital Expenditures continue to be in-line with previous guidance and are expected to be in the $180 million - $210 million range
The 2012 Total Capital Expenditures includes the acquisition cost for the additional 23.43%
working interest in the Alba field
Measure ($ in millions)
2013 2012 2013 2012
Direct Oil & Gas Capex
U.K. 27.0 $           43.1 $           123.4 $         127.0 $
U.S. 2.2 1.7 4.8 13.9
Total Direct Oil & Gas Capex 29.2 44.8 128.2 140.9
Acquisitions 1.1 0.3 2.6 191.9
30.3 45.1 130.8 332.8
Capitalized Interest 7.5 8.3 21.2 20.1
Capitalized G&A 3.1 4.9 10.0 14.7
Asset Retirement Obligation and Other Capex 1.9 1.0 (1.8) 3.4
Total Capital Expenditures 42.8 $           59.3 $           160.2 $         371.0 $
Third Quarter Ending
September 30,
Nine Months Ending
September 30,

U.K. Hedged Oil Position

For fourth quarter and first quarter of 2014, the Company has over 4,000 barrels of daily production hedged
The current hedging program involves embedding collars within existing production marketing contracts and forward sales agreements
$0
$20
$40
$60
$80
$100
$120
-
1,000
2,000
3,000
4,000
5,000
6,000
3Q2013 4Q2013 1Q2014 2Q2014
Hedged Production Ave Ceiling Ave Floor

Debt Maturity Schedule
Convertible Notes due 2016 ($18.51 per share conversion price)
Convertible Bonds due 2016 ($16.52 per share conversion price)
Senior Notes due 2018
Revolving Credit Facility due 2014
$115
$135
$554
$76
$0
$100
$200
$300
$400
$500
2013 2014 2015 2016 2017 2018

LSE:ENDV NYSE:END www.endeavourcorp.com Darcey Matthews Director of Investor Relations (713) 307-8711 darcey.matthews@endeavourcorp.com INVESTOR CONTACTS: